                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant /x/
                 Filed by a Party other than the Registrant / /
                           Check the appropriate box:
       / / Confidential, For Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         / / Preliminary Proxy Statement
                         /x/ Definitive Proxy Statement
                       / / Definitive Additional Materials
              / / Soliciting Material Pursuant to Rule 14a-11(c) or
                                   Rule 14a-12

                          Caribiner International, Inc.
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:


/ / Fee paid previously with preliminary materials:


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

(2)      Form, Schedule or Registration Statement no.:

(3)      Filing Party:

(4)      Date Filed:

                                [CARIBINER LOGO]


                                                                May 24, 2000

Dear Stockholder:

         The directors and officers of Caribiner International, Inc. cordially invite you to attend the Annual Meeting of Stockholders of the Company to be held at The Radisson Empire Hotel, 44 West 63rd Street, New York, New York on Wednesday, June 28, 2000, at 10:00 a.m., local time. Notice of the Annual Meeting, the Proxy Statement and a proxy card are enclosed.

         At this year's meeting you will be asked to (i) elect directors, (ii) approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to change the name of the Company to Audio Visual Services Corporation,
(iii) approve certain amendments to and the restatement of the Company's 1996 Stock Option Plan, as amended, and (iv) ratify and approve the appointment of Ernst & Young LLP as the Company's independent auditors.

         You are urged to mark, sign, date and mail the enclosed proxy immediately. By mailing your proxy now you will not be precluded from attending the Annual Meeting. Your proxy is revocable, and in the event you find it convenient to attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

         For your information, we have also enclosed a copy of Caribiner's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, which you may have already received this past winter. We look forward to seeing you at the Annual Meeting.

                                                     Very truly yours,


                                                     /s/ Robert K. Ellis
                                                     Robert K. Ellis
                                                     Chairman of the Board and
                                                       Chief Executive Officer

                          CARIBINER INTERNATIONAL, INC.
                                  1633 Broadway
                                   23rd Floor
                            New York, New York 10019


     ----------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be Held June 28, 2000

     ----------------------------------------------------------------------

         The Annual Meeting of Stockholders of Caribiner International, Inc., a Delaware corporation (the "Company"), will be held at The Radisson Empire Hotel, 44 West 63rd Street, New York, New York, on Wednesday, June 28, 2000, at 10:00 a.m., local time, for the following purposes:

                  1. To elect Errol M. Cook, Digby J. Davies, Robert K. Ellis, Bryan D. Langton, David E. Libowitz and C. Anthony Wainwright as directors of the Company, to serve until the next annual meeting of stockholders of the Company or until their successors have been duly elected and qualified;

                  2. To consider and act upon a proposal to approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to change the name of the Company to Audio Visual Services Corporation;

                  3. To consider and act upon a proposal to approve certain amendments to and the restatement of the Company's 1996 Stock Option Plan, as amended;

                  4. To consider and act upon a proposal to ratify and approve the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2000; and

                  5. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

         Only stockholders of record of the Company's Common Stock at the close of business on May 15, 2000, shall be entitled to notice of, and to vote at, the Annual Meeting or any and all postponements or adjournments thereof.

                                              By Order of the Board of Directors


                                              /s/ Harold E. Schwartz
                                              Harold E. Schwartz
                                              Secretary

May 24, 2000
New York, New York

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                          CARIBINER INTERNATIONAL, INC.
                                  1633 Broadway
                                   23rd Floor
                            New York, New York 10019


     ----------------------------------------------------------------------

                                 PROXY STATEMENT

     ----------------------------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            To be Held June 28, 2000

     ----------------------------------------------------------------------


                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by Caribiner International, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Radisson Empire Hotel, 44 West 63rd Street, New York, New York, on June 28, 2000, at 10:00 a.m., local time, or any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card are being mailed to stockholders on or about May 24, 2000.

         Holders of record of common stock, par value $0.01 per share (the "Common Stock"), of the Company at the close of business on May 15, 2000 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting or any and all postponements or adjournments thereof. As of the Record Date, 23,902,346 shares of Common Stock were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder.

         The presence, in person or by proxy, of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum for the Annual Meeting.

         If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote (i) to elect the six nominees for the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified, (ii) to approve an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Certificate"), to change the name of the Company to Audio Visual Services Corporation, (iii) to approve certain amendments to and the restatement of the Company's 1996 Stock Option Plan, as amended (the "1996 Option Plan"),
(iv) to ratify and approve the appointment of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ending September 30, 2000, and (v) to transact such other business as may properly come before the Annual Meeting or any and all postponements or adjournments thereof. Management is not aware of any other matters to be presented for action at the Annual Meeting.

         Each proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company, at the address set forth above, a revoking instrument or a duly executed proxy bearing a later date. The powers of any proxy holder will be suspended if the person who executed the proxy held by such proxy holder attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

         Assuming the presence of a quorum at the Annual Meeting, the six nominees receiving a plurality of the votes cast at the Annual Meeting for the election of directors will be elected as directors. In addition, assuming the presence of a quorum, the affirmative vote of a majority of the outstanding shares of Common Stock of the Company is required to adopt the proposed amendment to the Certificate to change the name of the Company to Audio Visual Services Corporation. Also, assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote thereat is required to:

                  1. Approve the amendments to and the restatement of the 1996 Option Plan;

                  2. Ratify and approve the appointment of Ernst & Young as the Company's independent auditors for the fiscal year ending September 30, 2000; and

                  3. Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will have no effect on the outcome of such election. With regard to (i) the approval of an amendment to the Certificate to change the name of the Company, (ii) the approval of the amendments to the 1996 Option Plan and (iii) the ratification and approval of the appointment of Ernst & Young, votes may be cast for or against, or abstentions may be specified. Since the proposal to adopt the amendment to the Company's Certificate requires the approval of a majority of the outstanding shares of Common Stock, abstentions will have the same effect as a vote against such proposal. Likewise, since the proposals to approve the amendments to the 1996 Option Plan and to ratify and approve the appointment of Ernst & Young require the approval of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting, abstentions will have the same effect as a vote against such proposals. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the outcome of the election of directors or the proposals to approve the amendments to the 1996 Option Plan and to ratify and approve the appointment of Ernst & Young. Broker non-votes will have the same effect as votes against the proposal to adopt an amendment to the Company's Certificate. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         The Board of Directors knows of no other business to come before the meeting, but if other matters properly come before the meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

         The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock.

         The principal executive offices of the Company are located at 1633 Broadway, 23rd Floor, New York, New York 10019 (telephone - (646) 756-2730).

                                   Proposal 1

                              ELECTION OF DIRECTORS

The Board has nominated for election as the directors entitled to be elected by the holders of Common Stock the six nominees listed below. As previously noted, proxies will be voted, unless authority is withheld, for the election as directors of the nominees listed below to serve until the next annual meeting of stockholders or until their respective successors shall be elected and qualified. The Board of Directors has no reason to believe that any of the listed nominees will not serve if elected, but if any of them should become unavailable to serve as a director or be withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute nominee.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                       EACH OF THE NOMINEES LISTED BELOW.

Nominees for Election

         The following table sets forth certain information with respect to the nominees:

   Name                           Age    Principal Occupation and Other Information
   ----                           ---    ------------------------------------------

Robert K. Ellis                   48     Mr. Ellis has been Chairman of the Board and Chief Executive Officer and a director of the Company since May, 2000. Mr. Ellis joined the Company in
                                         April, 2000, as Chief Executive Officer of the Company's audiovisual services businesses. Prior to his joining the Company, he served as Chief Executive
                                         Officer of Telecast Communication Limited ("Telecast"), a U.K.- based group providing rental and technical services to the corporate meeting and broadcast markets, which he helped found in May, 1998. Prior thereto, he was
                                         Chief Executive Officer of Visual Action Holdings Plc ("VAH"), which was acquired by the Company in late 1997, from 1995 to November, 1997.

Digby J. Davies                   41     Mr. Davies has been President and Chief Operating Officer and a director of the Company since May, 2000. Mr. Davies joined the Company in April, 2000, as
                                         Chief Operating Officer of the Company's audiovisual services businesses.
                                         Prior to his joining the Company, Mr. Davies served as Chief Financial
                                         Officer of Telecast from May, 1998, to April, 2000. Prior thereto, he was
                                         Chief Financial Officer of VAH from February, 1997 to November, 1997. Prior to his joining VAH, Mr. Davies worked as an independent consultant providing services in the areas of corporate restructurings and recoveries from 1990 to
                                         1996.

Errol M. Cook                     61     Mr. Cook has been a director of the Company since June, 1992. Mr. Cook presently serves as a Senior Adviser to E.M. Warburg, Pincus & Co., LLC ("EMW
                                         LLC"). Mr. Cook served as a Managing Director of EMW LLC or its predecessor from March, 1991, through his retirement therefrom in December, 1998.

Bryan D. Langton                  64     Mr. Langton has been a director of the Company since April, 1996. Mr. Langton served as Chairman and Chief Executive Officer of Holiday Inn, Worldwide and
                                         Holiday Inn, Inc. from February, 1990, to December, 1996. Mr. Langton serves on the board of directors of Fairfield Communities, Inc.

David E. Libowitz                 37     Mr. Libowitz has been a director of the Company since June, 1992. Mr.
                                         Libowitz is a Managing Director of EMW LLC and has been associated with EMW
                                         LLC or its predecessor since July, 1991. Mr. Libowitz serves on the board of directors of Information Holdings, Inc., as well as certain privately held companies.


   Name                           Age    Principal Occupation and Other Information
   ----                           ---    ------------------------------------------

C. Anthony Wainwright             66     Mr. Wainwright has been a director of the Company since March, 1997. Mr.
                                         Wainwright has served as Vice Chairman of McKinney & Silver, an advertising agency owned by MarchFirst, Inc., since April, 1997. Mr. Wainwright was
                                         Chairman of Harris, Drury, Cohen, Inc., an advertising agency, from 1995 to
                                         February, 1997. Prior thereto Mr. Wainwright was Chairman of Compton
                                         Partners, Saatchi & Saatchi, a national advertising agency, from 1994 to 1995 and was Vice Chairman of that Company from 1989 to 1994. Mr. Wainwright serves on the Board of Directors of Marketing Services Group, Inc., American
                                         Woodmark Corporation, Del Webb Corp., Gibson Greetings, Inc., Advanced
                                         Polymer Systems and Danka Plc.

Board of Directors Meetings and Committees

         The Board of Directors has an audit committee and a compensation committee. The Board of Directors does not presently have a nominating committee or other committee performing a similar function.

         At present, the Board of Directors, of the Company is composed of seven directors. At the first Board meeting following the Annual Meeting, the Board intends to consider a resolution reducing the number of directors from seven to six. Pursuant to the terms of a stockholders agreement, dated as of March 15, 1996 (the "Stockholders Agreement"), subject to certain conditions, Warburg, Pincus Investors, L.P. ("Warburg") currently has the right to designate up to two persons for nomination to the Board. See "Certain Relationships and Transactions with Related Persons--Stockholders Agreement." At present, Warburg has designated only Mr. Libowitz for nomination to the Board. (Although not a designee of Warburg, Mr. Cook, a director of the Company since 1992, is a Senior Adviser to EMW LLC and a former Managing Director of EMW LLC.) The Board of Directors held eight meetings during fiscal 1999.

         The Compensation Committee of the Board of Directors of the Company determines the salaries and bonuses of the Company's executive officers and administers the Company's 1996 Option Plan. During the Company's last completed fiscal year Errol M. Cook served as Chairman of the Compensation Committee, and each of Bryan D. Langton, David E. Libowitz and C. Anthony Wainwright served as members of the Compensation Committee. The Compensation Committee held four meetings during fiscal 1999.

         The Audit Committee of the Board of Directors recommends the appointment of auditors and oversees the accounting and audit functions of the Company. During the Company's last completed fiscal year Bryan D. Langton served as Chairman of the Audit Committee, and C. Anthony Wainwright served as a member of the Audit Committee. The Audit Committee held four meetings during fiscal 1999.

         None of the members of the Board of Directors (other than Raymond S. Ingleby, who resigned as a director effective as of May 19, 2000) failed during fiscal 1999 to attend at least 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he was a director; and (2) the total number of meetings held by all committees of the Board of Directors on which he served during the periods that he served.

Compensation of Directors

         Directors who are not employees or officers of the Company receive cash compensation of $12,500 per annum payable quarterly in arrears. In addition, non-employee directors receive $1,000 for each meeting of the Board or meeting of a committee of the Board that they attend in person and $750 for each meeting of the Board or meeting of a committee of the Board that they attend telephonically. Mr. Libowitz has waived his right to receive any compensation. Directors are also reimbursed for certain expenses in connection with attendance at Board and committee meetings. Other than with respect to reimbursement of expenses, directors who are employees or officers of the Company do not receive additional compensation for services as a director.

         Effective March 11, 1996, the Company adopted the Non-Employee Directors' Stock Plan, pursuant to which the Company awards directors (other than directors affiliated with Warburg, who have waived their right to receive any compensation, or directors who are employees of the Company) upon their becoming a director and on each anniversary thereof shares of Common Stock having a market value of $12,500. By resolution of the Board of Directors dated as of March 1, 2000, the Board amended the Non-Employee Directors' Stock Plan to increase the maximum number of shares of Common Stock available for issue under the plan from 15,000 to 100,000 (of which 20,866 shares presently have been issued), subject to adjustment to prevent dilution or expansion of rights.

Executive Officers

         Set forth below is the name and business experience of each of the executive officers of the Company as of the Record Date, to the extent not provided above.

Robert F. Burlinson
Age:  59

         Mr. Burlinson has been Executive Vice President and Chief Financial Officer of the Company since July, 1998. Prior to his joining the Company, Mr. Burlinson served as Vice President and Treasurer of Handy & Harman from September, 1996 to July, 1998. Prior thereto, Mr. Burlinson served as Senior Vice President and Chief Financial Officer of The National Guardian Group from October, 1986 to December, 1995. Mr. Burlinson has announced his intention to resign from the employ of the Company on or about May 31, 2000.

John C. Voaden
Age:  49

         Mr. Voaden has been Executive Vice President of the Company and Chief Executive Officer of the Company's Hospitality Resources (hotel audiovisual outsourcing) division since May, 1999. Prior to his joining the Company, Mr. Voaden served as Senior Vice President of Sales and Distribution for Carvel Corporation, a consumer packaged goods company from 1995 through 1998. Prior thereto, Mr. Voaden served as Regional Director for Coca Cola Bottling Company of New York from 1988 through 1995.

Michael O'Brien
Age:  50

         Mr. O'Brien has been Executive Vice President of the Company since May, 2000, and Chief Executive Officer of the Company's Audio Visual Headquarters (staging and meeting services) division since June, 1998. Mr. O'Brien served as Chief Executive Officer of the Company's hotel audiovisual outsourcing division from January, 1998, through May, 1998. Prior to his joining the Company, Mr. O'Brien served as Chief Executive Officer of Audio Visual Headquarters Corporation, a subsidiary of VAH and a provider of hotel audiovisual outsourcing and related staging and meeting services, from 1992, through November, 1997.

Executive Compensation

         The following table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered to the Company and its subsidiaries in all capacities for the fiscal years ended September 30, 1997, 1998 and 1999, by its Chief Executive Officer and each of the Company's other executive officers whose total salary and bonus exceeded $100,000 during such fiscal year (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                     Long-Term
                                                                    Compensation
                                                                    ------------
                                              Annual Compensation   Securities
                                              -------------------    Underlying       All Other
Name and Principal Position                    Salary     Bonus      Options(#)      Compensation
---------------------------                   --------   --------   ------------     ------------

Christopher A. Sinclair(1)
     Former President and Chief
     Executive Officer of the Company
     1999 .................................   $326,923   $250,000      600,000            -0-

Raymond S. Ingleby(2)
     Former President and Chief
     Executive Officer of the Company
     1999 .................................   $442,307        -0-      200,000       $  8,000(3)
     1998 .................................    409,112        -0-          -0-          7,500(3)
     1997 .................................    399,712        -0-          -0-          6,040(3)

Robert F. Burlinson(4)
     Executive Vice President and Chief
     Financial Officer of the Company
     1999 .................................   $225,000   $ 75,000       25,000       $  8,000(3)
     1998 .................................     63,204        -0-       50,000         25,000(5)

Richard R. Gros(6)
     Former Executive Vice President-Human
     Resources of the Company
     1999 .................................   $158,654   $125,000       75,000       $278,523(7)

Brian Shepherd(8)
     Former Executive Vice President of
     the Company and Chief Executive
     Officer-Communications Division
     1999 .................................   $322,636   $ 30,000       50,000            -0-
     1998 .................................    254,713    129,439       13,000            -0-
     1997 .................................    228,827     35,330          -0-            -0-

John C. Voaden(9)
     Executive Vice President of the
     Company and Chief Executive
     Officer-Hospitality Resources Division
     1999 .................................   $ 93,819   $ 50,000     75,000              -0-


----------
(1) Mr. Sinclair commenced his employment with the Company on December 21, 1998 and resigned his employment effective as of May 15, 2000.

(2) Mr. Ingleby served as Chief Executive Officer of the Company until December 21, 1998.

(3) All other compensation consists of life insurance premiums paid by the Company.

(4) Mr. Burlinson commenced his employment with the Company on July 15, 1998. Mr. Burlinson has announced his intention to resign from the employ of the Company on or about May 31, 2000.

(5) All other compensation consists of payments made to Mr. Burlinson upon the commencement of his employment with the Company.

(6) Mr. Gros commenced his employment with the Company in February, 1999, and resigned his employment effective as of May 19, 2000.

(7) All other compensation consists of payments made by the Company in connection with Mr. Gros's relocation to the Company's New York City headquarters.

(8)      Mr. Shepherd ceased being an employee of the Company on April 20, 2000.

(9)      Mr. Voaden commenced his employment with the Company on May 3, 1999.

Option Grants

         The following table sets forth the grants of options with respect to Common Stock during the year ended September 30, 1999, to the Named Executive
Officers:

OPTION GRANTS IN LAST FISCAL YEAR

                              Individual Grants                                                Potential Realizable
-------------------------------------------------------------------------------------           Value at Assumed
                                                % of Total                                    Annual Rates of Stock
                                                 Options                                      Price Appreciation for
                                                Granted to    Exercise or                           Option Term
                                 Options       Employees in   Base Price   Expiration       -------------------------
Name                             Granted       Fiscal Year     per Share      Date             5%              10%
----                            ---------      ------------   -----------  ----------       ----------     ----------
Christopher A. Sinclair         350,000(a)         17.3%        $8.5625     12/21/08        $1,885,034     $4,777,019
                                250,000(a)         12.3         15.00       12/21/08         2,358,750      5,977,500
Raymond S. Ingleby              200,000(b)          9.9          7.625      12/15/08           959,225      2,430,850
Robert F. Burlinson              25,000(c)          1.2          7.625      12/15/08           119,903        303,856
Richard R. Gros                  75,000(d)          3.7          8.25        4/12/09           389,194        986,288
Brian Shepherd                   50,000(e)          2.5          7.625      12/15/08           143,884        364,628
John C. Voaden                   75,000(f)          3.7          6.65625      5/3/09           313,950        795,605

----------
(a) Such options vested one-third on December 21, 1999, and were to have vested one-third on December 21, 2000, and one-third on December 21, 2001. Mr. Sinclair forfeited all such options upon his resignation, which is effective as of May 15, 2000.
(b) Such options vested one-third on December 15, 1999, and were to have vested one-third on December 15, 2000, and one-third on December 15, 2001. Mr. Ingleby resigned from the employ of the Company effective May 19, 2000. Upon his resignation, Mr. Ingleby forfeited all options previously granted to him that had not vested as of such date. In addition, Mr. Ingleby will forfeit all vested options in the event they are not exercised by him by June 18, 2000.
(c) Such options vested one-third on December 15, 1999, and were to have vested one-third on December 15, 2000, and one-third on December 15, 2001. Mr. Burlinson has announced his intention to resign from the employ of the Company on or about May 31, 2000. Upon his resignation, Mr. Burlinson will forfeit all options previously granted to him that will not have vested as of the date of his resignation. In addition, Mr. Burlinson will forfeit all vested options in the event that they are not exercised by him within 30 days after the date of his resignation.
(d) Such options vested one-third on April 12, 2000, and were to have vested vest one-third on April 12, 2001, and one-third on April 12, 2002. Mr. Gros resigned from the employ of the Company effective May 19, 2000. Upon his resignation, Mr. Gros forfeited all options previously granted to him that had not vested as of such date. In addition, Mr. Gros will forfeit all vested options in the event they are not exercised by him by June 18, 2000.
(e) Such options vested one-third on December 15, 1999, and were to have vested one-third on December 15, 2000 and one-third on December 15, 2001. All such options have been forfeited by Mr. Shepherd as a result of his ceasing to be an employee of the Company and his failure to exercise vested options within 30 days following his ceasing to be an employee of the Company.
(f) Such options vested one-third on May 3, 2000, and will vest one-third on May 3, 2001, and one-third on May 3, 2002.

Employment Agreements

         The Company has entered into employment agreements with Messrs. Ellis, Davies, Burlinson and Voaden. Each of Messrs. Ellis's and Davies's employment agreements expires on April 5, 2002, provided that the term of each such agreement shall be extended for successive periods of one year, unless at least one year prior to the end of the initial term or any renewal term either party has given the other party notice of its intention to terminate the agreement. Mr. Burlinson's employment agreement expires on July 15, 2000. The employment agreement for Mr. Burlinson provides for an option to renew for an additional two years at the discretion of the Company (Mr. Burlinson has announced his intention to resign from the employ of the Company on or about May 31, 2000.). Mr. Voaden is employed by the Company on an "at will" basis, and his employment may be terminated by the Company upon 30 days' notice.

         The annual base salary of Messrs. Ellis, Davies, Burlinson and Voaden currently is $500,000, $400,000, $225,000 and $250,000, respectively. Each executive is also entitled to fringe benefits, and to an annual bonus based on Company performance against targets and the fulfillment of certain management objectives established by the Board each year. Pursuant to the terms of their respective employment agreements, during the first 18 months of the initial term of their employment with the Company, the Company is required to pay the Messrs. Ellis and Davies, a guaranteed bonus of $250,000 per annum and $200,000 per annum, respectively, payable in each case monthly in arrears. Pursuant to the terms of their respective employment agreements, the Company was required to pay to Messrs. Burlinson and Voaden a minimum bonus of $50,000 each for the fiscal year ended September 30, 1999. Under each agreement the Board is to review the employee's salary at least annually and the salary amounts may be increased in the Board's discretion.

         Each executive may be terminated for "cause" (as defined in the agreements), with all compensation ceasing. Under the employment agreement for each of Messrs. Ellis and Davies, if the executive is terminated without cause or if he resigns for "good reason" (as defined), the executive is entitled to full compensation and benefits for the remaining term of the agreement. "Good reason" includes, in the case of each of Messrs. Ellis and Davies, a change in control (as defined) of the Company.

Under the employment agreement for Mr. Voaden, if he is terminated without cause, he is entitled to one year's base salary and, in the sole discretion of the Company's Board of Directors, bonus in respect of the fiscal year in which such termination occurs.

         Each employment agreement includes provisions restricting the executive's ability to compete with the Company and solicit the clients and employees of the Company following termination of employment. Each of Messrs. Ellis's and Davies's employment agreements provides that in the event of the employee's death the employee's beneficiary will receive a payment equal to four months' base salary, and Mr. Burlinson's agreement provides for a payment of one month's salary in the event of death.

Incentive Plans

Introduction

         By resolution of the Board of Directors, dated as of May 4, 2000, the Board of Directors has proposed certain amendments to and the restatement of the 1996 Option Plan. The description of the 1996 Option Plan that is set forth below summarizes the material terms and conditions of the 1996 Option Plan as currently in effect. A description of the proposed amendments to the 1996 Option Plan is set forth under "Proposal 3 -- Approval of Amendments to and Restatement of the Caribiner International, Inc. 1996 Stock Option Plan, As Amended." The complete text of 1996 Option Plan (as amended and restated) is set forth as Appendix A to the Proxy Statement.

   Description of the 1996 Option Plan As Currently in Effect

         The 1996 Option Plan was authorized and adopted by the stockholders and the directors of the Company effective January 1, 1996. The purpose of the Option Plan is to encourage and enable employees of the Company and its subsidiaries to acquire a proprietary interest in the Company through the ownership of the Company's Common Stock. The 1996 Option Plan is designed to provide employees with a more direct stake in the Company's future welfare and an incentive to remain with the Company. It is also expected that the 1996 Option Plan will encourage qualified persons to seek employment with the Company.

         The 1996 Option Plan provides for grants of "Incentive Stock Options," meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "Non-qualified Stock Options." The 1996 Option Plan currently provides that options for an aggregate of 2,500,000 shares of Common Stock shall be available for award, subject to adjustment by the Compensation Committee (as hereinafter defined) to prevent dilution or expansion of rights. (As of May 22, 2000 options to purchase 674,026 shares of Common Stock had been granted (net of forfeitures and cancellations) to the Company's employees pursuant to the 1996 Option Plan.) Options may be granted to employees of the Company or any of its subsidiaries, provided that no employee may receive options for more than 750,000 shares of Common Stock in the aggregate in any fiscal year.

         The 1996 Option Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"), which committee is comprised of not less than two non-employee directors within the meaning of Rule 16b-3 of the Exchange Act. The 1996 Option Plan permits the Compensation Committee to determine which employees shall receive options and the times when options are to be granted. The Compensation Committee also determines the purchase price of Common Stock covered by each option, the term of each option, the number of shares of Common Stock to be covered by each option and any performance objectives or vesting standards applicable to each option. The Compensation Committee also designates whether the options shall be Incentive Stock Options or Non-qualified Stock Options.

     The purchase price per share under each Incentive Stock Option or Non-qualified Stock Option is the "Market Price" (i.e., the average of the high and low reported consolidated trading sales price for such day) of the Common Stock on the date the option is granted, except that the exercise price for an Incentive Stock Option granted to a 10% stockholder may not be less than 110% of the Market Price of the Common Stock on the date of the grant. The aggregate Market Price of the Common Stock exercisable under Incentive Stock Options held by any optionee during any calendar year may not exceed $100,000. Incentive Stock Options granted to employees under the 1996 Option Plan have a maximum term of ten years. Incentive Stock Options granted to 10% stockholders have a maximum term of five years. Options are not transferable except by will or pursuant to the applicable laws of descent and distribution. Notwithstanding the general restriction on transferability, in the sole discretion of the

Compensation Committee, Non-qualified Stock Options may be made transferable subject to the requirements of Rule 16b-3.

         In the event that an employee is terminated for any reason other than death, Disability, Retirement or Cause (as such terms are defined in the 1996 Option Plan), to the extent that the employee had the right to exercise an option, such option will be exercisable until the earlier of the expiration date of the option, or within 30 days of the date of such termination. Options held on the date of Disability or Retirement, whether or not exercisable on such date, are exercisable within one year of the date of Disability or Retirement. Options held by an employee at the date of death, whether or not exercisable on the date of death, are exercisable by the beneficiary of the employee within one year from the date of death. The Compensation Committee may, in its sole discretion, cause any option to be forfeited upon an employee's termination for Cause (as defined in the 1996 Option Plan). In the event of a Change of Control (as such term is defined in the 2000 Plan) of the Company, all outstanding options will vest and appropriate provisions shall be made for the protection of options by substitution on an equitable basis of appropriate stock of the Company or appropriate stock of the merged, consolidated or otherwise reorganized corporation, as the case may be.

         The Board is permitted to suspend, terminate, modify or amend the 1996 Option Plan, provided that any amendment that would (i) materially increase the aggregate number of shares, (ii) materially increase benefits accruing to employees, or (iii) materially modify the eligibility requirements for participation shall be subject to stockholder approval, provided, however, that stockholder approval is not required for adjustments to the 1996 Option Plan or to the number of shares available thereunder which are deemed appropriate by the Compensation Committee to prevent dilution or expansion of rights.

Federal Income Tax Consequences

   To Optionees

         For federal income tax purposes, an optionee is not subject to tax upon the grant of an option. If the option is a Non-Qualified Stock Option, the optionee will generally recognize ordinary income at the time of exercise of the option in an amount equal to the difference between the fair market value of the shares received and the exercise price. Such optionee's basis in any shares acquired upon such exercise will equal their fair market value on the exercise date. A subsequent sale of shares will result in a capital gain or loss equal to the difference between the amount realized and such basis. If the option is an Incentive Stock Option, the optionee will generally not recognize income until the sale of the shares. If the shares are held for the requisite holding periods, all gain on the sale will be treated as long-term capital gain. If the requisite holding periods are not satisfied (a "disqualifying disposition"), then the portion of the gain equal to the difference between the market value of the shares at the time of exercise and the exercise price will generally be treated as ordinary income.

   To the Company

         The Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary income as described above. To the extent an optionee realizes capital gain as described above, the Company will not be entitled to any tax deduction for federal income tax purposes. Therefore, the Company will not be entitled to any tax deduction in connection with Incentive Stock Options with respect to which there is no disqualifying disposition.

         The Company believes that compensation attributable to options granted under the 1996 Option Plan at a price at least equal to the fair market value of the underlying option shares at the date of grant should be treated as performance-based compensation and will not be subject to the limitations contained in Section 162(m) of the Code on the deductibility of non-performance related compensation paid to certain corporate executives in excess of $1 million in any taxable year. The 1996 Option Plan is not qualified under Section 401(a) of the Code.

                                  REPORT OF THE
                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

General

         The Compensation Committee of the Board of Directors is composed entirely of non-management or outside directors. During fiscal 1999, Errol M. Cook, Bryan D. Langton, David E. Libowitz and C. Anthony Wainwright served as members of the Compensation Committee. The Compensation Committee also administers and approves grants of stock options under the 1996 Option Plan, which was approved by stockholders prior to the Company's initial public offering in March, 1996 and later amneded by the stockholders of the Company in March, 1998 and 1999. (The 1996 Option Plan is proposed to be amended further at the Annual Meeting. See Proposal 3 - "Approval of Amendments to and Restatement of Caribiner International, Inc. 1996 Stock Option Plan, As Amended.").

Compensation Philosophy

         The overall policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each officer's and key employees compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three primary elements:
(i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance targets and the achievement of individual performance objectives and (iii) stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

Components of Compensation

         The principal components of executive officer compensation are generally as follows:

         o Base Salary. With respect to each of the Named Executive Officers their base salary is fixed in accordance with the terms of their respective employment agreements. Salaries for each executive officer are based on job responsibilities, level of experience, overall performance, contribution to the business and the salaries being paid for similar positions in the industry based upon the Company's knowledge of competitive salaries in the marketplace. See "Employment Agreements."

         o Annual Performance Bonus. Annual cash bonuses are payable to the Company's executive officers under the Company's performance bonus plan based on the Company's achievement of certain pre-set corporate financial performance targets established for the fiscal year and the individual's level of performance.

         o Long-Term Incentive Compensation. Long-term incentives are provided through stock option grants under the 1996 Option Plan. See "Incentive Plans--Description of the 1996 Stock Option Plan." Awards under the 1996 Option Plan are designed to further align the interests of each executive officer with those of the stockholders and provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company's business. For details regarding option grants in fiscal 1999, see the compensation and option tables in "Executive Compensation."

         o Benefit Plans. The Company provides health care benefits and profit sharing for executive officers on terms generally available to all Company employees. Except as may be noted elsewhere in this proxy statement, the value of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed $50,000 or 10% of the total salary and bonus of any executive officer during fiscal 1999.

Section 162(m) of the Internal Revenue Code

         Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. It is the Company's goal to have compensation paid to its five most highly compensated executive officers qualify, to the extent necessary, as performance-based compensation deductible for federal income tax purposes under Section 162(m) of the Code.

         Notwithstanding the foregoing, the Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate and if they believe such payments are in the Company's best interests. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Compensation of the Chief Executive Officer


         Christopher A. Sinclair was paid a base salary of approximately $327,000 in fiscal 1999. Mr. Sinclair also received a bonus of $250,000 for fiscal 1999, which was guaranteed to him pursuant to the terms and conditions of his employment agreement. During fiscal 1999, the Company granted Mr. Sinclair options to purchase 350,000 shares of Common Stock with an exercise price of $8.5625 per share and 250,000 shares of Common Stock with an exercise price of $15.00 per share. Such options were granted outside of the 1996 Stock Option Plan (in order to provide Mr. Sinclair with a longer period in which to exercise his options in the event he left the employ of the Company), and were approved by the stockholders of the Company at the Annual Meeting of Stockholders held on March 16, 1999. Such options vested one-third on December 21, 1999, and were to have vested one-third on December 21, 2000, and one-third on December 21, 2001. Mr. Sinclair forfeited all such options upon his resignation from the Company, which was effective as of May 15, 2000. Such compensation was determined pursuant to Mr. Sinclair's employment agreement (see "Employment Agreements").

Compensation of Other Executive Officers

         The Company has also entered into employment agreements with certain of the other executive officers. Each agreement provides for a fixed salary which is subject to an annual increase in the discretion of the Board. Each agreement also provides that such executive officers are entitled to bonus compensation determined by the achievement of certain company and individual performance objectives established by the Board of Directors.

         In addition, Raymond S. Ingleby, Robert F. Burlinson, Richard R. Gros, Brian Shepherd and John Voaden were also granted stock options during fiscal 1999. The Compensation Committee believes that stock ownership, through grants of stock options, and perhaps other forms of equity-based incentive compensation, are a major incentive in aligning the interests of employees, including senior management, and stockholders.

                                  Compensation Committee

                                  Errol M. Cook
                                  Bryan D. Langton
                                  David E. Libowitz
                                  C. Anthony Wainwright

         The Compensation Committee Report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference therein.

                             PERFORMANCE COMPARISON
                          STOCK PRICE PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns for the Company, the Standard & Poor's 500 Composite Index and the Russell 2000 Index, during the period commencing on March 12, 1996, the date on which the Common Stock began trading on the New York Stock Exchange, and ending on September 30, 1999. The comparison assumes $100 was invested on March 12, 1996 in the Common Stock, and $100 was invested on February 29, 1996 in each of the Standard & Poor's 500 Composite Index and the Russell 2000 Index and assumes the reinvestment of all dividends, if any. At this time, the Company does not believe it can reasonably identify an industry peer group, and therefore the Company has instead selected the Russell 2000 Index, which includes companies with similar market capitalizations to that of the Company, as a comparative index for purposes of complying with certain requirements of the Securities and Exchange Commission.

                COMPARISON OF 42 MONTH CUMULATIVE TOTAL RETURN*
            AMONG CARIBINER INTERNATIONAL, INC., THE S & P 500 INDEX
                           AND THE RUSSELL 2000 INDEX

                                  [LINE GRAPH]


                             Cumulative Total Return

                             3/12/96  3/96    4/96   5/96    6/96   7/96    8/96   9/96    10/96   11/96  12/96   01/97
Caribiner Intl Inc    cwc      100    116     128    143     144    129     155    190     204     198    226     208
S&P 500               1500     100    101     102    105     105    101     103    109     112     120    118     125
RUSSELL 2000          IR20     100    102     108    112     107    98      103    108     106     110    113     115

                             02/97    03/97   04/97  05/97   06/97  07/97   08/97  09/97   10/97   11/97  12/97   01/98
Caribiner Intl Inc    cwc    213      210     238    291      293   327     380    366     401     382    400     283
S&P 500               1500   126      121     128    136      142   153     145    153     148     154    157     159
RUSSELL 2000          IR20   113      107     108    120      125   131     134    143     137     136    138     136

                             02/98    03/98   04/98  05/98   06/98  07/98   08/98  09/98   10/98   11/98  12/98   01/99
Caribiner Intl Inc    cwc    302      346     180    199     157    131      87     76      59      84     82      83
S&P 500               1500   170      179     181    178     185    183     157    167     180     191    202     210
RUSSELL 2000          IR20   146      152     153    148     148    136     110    118     123     130    138     139

                             02/99    03/99   04/99  05/99   06/99  07/99   08/99  09/99
Caribiner Intl Inc    cwc     70       82      59     48      56     52      78     78
S&P 500               1500   204      212     220    215     227    220     219    213
RUSSELL 2000          IR20   128      127     139    143     148    145     139    137

* $100 INVESTED ON 3/12/96 IN STOCK OR ON 2/29/96 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

         The Performance Comparison will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference therein.

           CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Stockholders Agreement

         Upon completion of the initial public offering of the Company's Common Stock in March, 1996, the Company entered into the Stockholders Agreement with Warburg and Raymond S. Ingleby, formerly an officer and a director of the Company. The Stockholders Agreement contains, among other things, various terms regarding nominations for the Company's Board of Directors and certain registration rights granted by the Company. Pursuant to the terms of the Stockholders Agreement, for so long as Warburg beneficially owns at least 20% or 10% of the outstanding shares of Common Stock, it will have the right to designate two nominees or one nominee, respectively, for director. At present, Warburg has designated only one director, David E. Libowitz, for nomination to the Board. The Stockholders Agreement also provides that for so long as Mr. Ingleby shall hold office as the Chairman and Chief Executive Officer of the Company, he will have the right to be designated as a nominee for director. In December, 1998, Mr. Ingleby resigned from the position of Chief Executive Officer of the Company, and he resigned from the position of Chairman of the Company in May, 1999. Accordingly, he no longer has the automatic right to be nominated as a director, and the Board of Directors has determined not to nominate him for election to such position at the Annual Meeting. (Mr. Ingleby resigned as a director of the Company effective May 19, 2000.)

         Additionally, the Stockholders Agreement provides that Warburg is entitled to three "demand" registrations, which may be exercised at any time. The Stockholders Agreement also provides that Mr. Ingleby will be entitled to one "demand" registration with respect to not less than 50% of the number of shares of Common Stock that he beneficially owned immediately prior to the completion of the Initial Public Offering (i.e., 1,396,356 shares), provided that Mr. Ingleby may not exercise such "demand" until the earliest of (i) six months after the effective date of a registration statement filed by the Company in respect of shares of Common Stock owned by Warburg, (ii) the distribution by Warburg of shares of Common Stock to its partners and (iii) March 15, 2001. In July, 1997, Warburg made a distribution of shares of Common Stock to its partners, thereby triggering Mr. Ingleby's right to exercise such "demand." In addition, in the event Mr. Ingleby is terminated from his employment by the Company and he has not exercised his demand registration, he will be entitled to one "demand" registration six months after the date of his termination to the extent he would be required by law to effect such registration in order to sell his shares. Mr. Ingleby is also entitled to "piggyback" registration rights in the event that Warburg exercises a "demand" registration. In addition, the Stockholders Agreement grants to Mr. Ingleby certain co-sale rights in the event that Warburg sells, transfers or otherwise disposes of any shares of its Common Stock.

Loans to Brian Shepherd

         During fiscal 1998 the Company made loans aggregating approximately $255,000 to Brian Shepherd, Executive Vice President of the Company and Chief Executive Officer of the Company's Communications division, which was sold to a unit of The Interpublic Group of Companies, Inc., effective as of April 20, 2000. The loans were made in part in connection with the relocation of Mr. Shepherd and for other personal purposes. The loans bear an interest rate of 8% per annum and mature in approximately equal annual installments over a period of three years, beginning in August, 1999. Mr. Shepherd repaid the first installment of such loan when due. The Company has forgiven the repayment of the principal and accrued interest with respect to the second installment of such loans.

                        SECURITIES BENEFICIALLY OWNED BY
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of May 15, 2000, with respect to (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company and (iv) all directors and executive officers of the Company as a group.

                                                                                                  Beneficial
                                                                                                 Ownership(1)
                                                                                       ----------------------------------
                                                                                        Number of
                                                                                        Shares of           Percentage of
Name and Address of Beneficial Ownership                                               Common Stock         Common Stock
----------------------------------------                                               ------------         -------------
5% Holders
Warburg, Pincus Investors, L.P.(2) ..........................................         6,664,236(3)              27.9%
   466 Lexington Avenue
   10th Floor
   New York, New York  10017

State of Wisconsin Investment Board .........................................         3,319,500(4)              13.9
   P.O. Box 7842
   Madison, Wisconsin  53707

Lord, Abbett & Co. ..........................................................         2,399,797(5)              10.0
   767 Fifth Avenue
   New York, New York  10153

Lehman Brothers Holdings Inc. ...............................................         2,302,600(6)               9.6
   3 World Financial Center
   New York, New York  10285

Dimensional Fund Advisors Inc. ..............................................         1,979,700(7)               8.3
   1299 Ocean Avenue
   11th Floor
   Santa Monica, California 90401

Raymond S. Ingleby...........................................................         1,724,549(3)(8)            7.2
   c/o Fylde Office Service Bureau
   28 Orchard Road
   St. Annes on Sea
   Lancashire FY8 1PF
   England

Merrill Lynch & Co., Inc. ...................................................         1,481,300(9)               6.2
   (on behalf of Merrill LynchAsset Management Group)
   World Financial Center
   North Tower
   250 Vesey Street
   New York, New York 10381

Directors and Executive Officers

Robert K. Ellis..............................................................                -0-                 *
Digby J. Davies..............................................................                -0-                 *
Robert F. Burlinson..........................................................            25,001(10)              *
Michael O'Brien..............................................................            13,334(11)              *
John C. Voaden...............................................................            25,000(12)              *
Errol M. Cook(2).............................................................             1,625                  *
Bryan D. Langton.............................................................            36,197(13)              *
Sidney Lapidus(2)............................................................         6,677,236(3)(14)          28.0
David E. Libowitz(2).........................................................         6,664,236(3)              27.9
C. Anthony Wainwright........................................................             9,669                  *
All executive officers and directors as a group (10 persons).................         6,788,062                 28.3


------------------
  *  Less than 1%
(1) Except where otherwise indicated, the Company believes that all parties listed in the table, based on information provided by such persons, have sole voting and dispositive power over the securities beneficially owned by them, subject to community property laws, where applicable. For purposes of this table, a person or group of persons is deemed to be the "beneficial owner" of any shares that such person or group of persons has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or group of persons has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2) The sole general partner of Warburg, Pincus Investors, L.P. ("Warburg") is Warburg Pincus & Co., a New York general partnership ("WP"). EMW LLC manages Warburg. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control each of WP and EMW LLC. Messrs. Sidney Lapidus and David E. Libowitz, each a director of the Company, are Managing Directors and members of EMW LLC, and general partners of WP. As such, Messrs. Lapidus and Libowitz may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares of Common Stock beneficially owned by Warburg. Mr. Errol M. Cook, a director of the Company, is a Senior Adviser to EMW LLC. Each of Messrs. Cook, Lapidus and Libowitz disclaims "beneficial ownership" of the Common Stock owned by Warburg within the meaning of Rule 13d-3 under the Exchange Act.
(3) Includes 400,000 shares of Common Stock pledged to Warburg by Raymond S. Ingleby in connection with loan made by Warburg to Mr. Ingleby. Mr. Ingleby has sole voting power in respect of such pledged shares.
(4)  As disclosed in Amendment No. 1, dated January 10, 2000, to Schedule 13G.
(5)  As disclosed in Amendment No. 2, dated January 19, 2000, to Schedule 13G.

(6)  As disclosed in Schedule 13G, dated Feburary 28, 2000.
(7)  As disclosed in Schedule 13G, dated Feburary 4, 2000.
(8) Includes (i) 85,000 shares held of record by the Raymond and Leigh Ingleby Foundation, Inc. and (ii) presently exercisable options to purchase 66,667 shares of Common Stock at $7.625 per share, which expire in December, 2008.
(9)  As disclosed in Amendment No. 1, dated February 4, 2000, to Schedule 13G.
(10) Includes presently exercisable options to purchase (i) 16,667 shares of Common Stock at $14.53125 per share, which expire in July, 2008, and (ii) 8,334 shares of Common Stock, at $7.625 per share which expire in December, 2008.
(11) Includes presently exercisable options to purchase 13,334 shares of Common Stock at $20.625 per share, which expire in May, 2008.
(12) Includes presently exercisable options to purchase 25,000 shares of Common Stock at $6.65625 per share, which expire in May, 2009.
(13) Includes presently exercisable options to purchase 18,000 shares of Common Stock at $21.3125 per share, which expire in November, 2006.
(14) Includes 13,000 shares owned directly by Mr. Lapidus.

                                   Proposal 2

     APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO AUDIO VISUAL SERVICES CORPORATION

         On May 4, 2000, the Board of Directors unanimously adopted a resolution authorizing an amendment to the Certificate to change the name of the Company to "Audio Visual Services Corporation" (the "Name Change"). The Board also recommended that the proposed amendment be submitted to the Company's stockholders for consideration and approval at the Annual Meeting.

         If the proposal to change the name of the Company is approved by the stockholders, the First Article of the Certificate will be amended to read in its entirety as follows:

                           "FIRST: The name of the Corporation is: Audio Visual
                  Services Corporation."

         The Board of Directors believes that the Name Change is in the best interests of the Company and its stockholders in view of the change of character and strategic focus of the Company resulting from the sale by the Company of its Communications Division (the "Communications Sale"), which was consummated on April 20, 2000. Moreover, pursuant to the terms of the Asset Purchase Agreement, dated as of March 13, 2000, as amended (the "Asset Purchase Agreement"), among the Company, Caribiner, Inc., a wholly-owned subsidiary of the Company, and The Interpublic Group of Companies, Inc., the Company agreed to include in this Proxy Statement a proposal to change the name of the Company. In the event that such proposal is not approved, the Asset Purchase Agreement requires that the Company include a proposal to change the Company's name at the next regularly scheduled meeting of stockholders.

         The Name Change will not affect the validity or transferability of currently outstanding stock certificates, and stockholders will not be requested to surrender for exchange any certificates presently held by them.

         If the proposal is approved, the Name Change will become effective upon the filing of a Certificate of Amendment to the Certificate with the Secretary of State of the State of Delaware. It is anticipated that officers of the Company will promptly make appropriate filings in the State of Delaware and take any other actions necessary to implement the Name Change.

         Under Delaware law, stockholders are not entitled to appraisal rights with respect to the proposed Name Change.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO CHANGE THE NAME OF THE COMPANY.

                                   PROPOSAL 3

 APPROVAL OF AMENDMENTS TO AND RESTATEMENT OF THE CARIBINER INTERNATIONAL, INC.
                       1996 STOCK OPTION PLAN, AS AMENDED

Introduction

         Effective as of January 1, 1996, the Board of Directors adopted a stock-based incentive plan, the Caribiner International, Inc. 1996 Stock Option Plan (the "1996 Option Plan"). On February 27, 1998 and March 16, 1999, the stockholders of the Company approved certain amendments to the 1996 Option Plan and effective as of May 4, 2000, subject to shareholder approval, the Company further amended and restated the 1996 Option Plan. The 1996 Option Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974 as amended or qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         The full text of the 1996 Option Plan (as amended and restated) is set forth as Appendix A. The following is a summary of the principal features of the 1996 Option Plan and does not purport to be complete. Stockholders are urged to read the 1996 Option Plan in its entirety. The summary is subject to and qualified in its entirety by reference to the 1996 Option Plan. Capitalized terms not otherwise defined herein have the meanings provided in the Proxy Statement.

Principal Purposes of Amendment and Restatement

         The principal purposes of the amendment and restatement of the 1996 Option Plan are:

         1. To increase the number of shares of Common Stock available for award under the 1996 Option Plan from 2,500,000 to 3,500,000;

         2. To provide the Committee the ability to grant shares of restricted stock under the 1996 Option Plan;

         3. To change the definition of Change of Control (as defined in the 1996 Option Plan)to eliminate a change in the composition of the Board of Directors as constituting a change of control;

         4. To provide the Compensation Committee of the Board of Directors (the "Committee") with greater discretion with respect to establishing the limitations on the exercisability of options following a termination of employment or relationship with the Company rather than limiting the exercise period to a maximum of 30 days after termination of the employment relationship;

         5. To provide the Committee with greater discretion to amend the 1996 Option Plan, to the extent permitted by law, rather than subjecting each amendment to stockholder approval (other than those amendments that necessarily require stockholder approval pursuant to applicable law); and

         6. To conform the 1996 Option Plan with recent changes in the law.

Objectives of the 1996 Option Plan

         The objectives of the 1996 Option Plan are:

         1. to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Plan Participants to the interests of the stockholders;

         2. to provide Plan Participants with an incentive for excellence in individual performance;

         3.       to promote teamwork among Plan Participants;

         4. to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Plan Participants who make significant contributions to the Company's success; and

         5. to allow Plan Participants to share in the success of the Company.

Administration

         The Committee administers the 1996 Option Plan.

Granting of Awards under the 1996 Option Plan

         Under the 1996 Option Plan, the Company may grant incentive and non-qualified stock options (each an "Option") and restricted stock ("Restricted Stock") (individually, an "Award," or collectively, "Awards") to selected Participants. The Committee may establish performance goals with respect to Restricted Stock, in its sole discretion, based on certain business criteria, including, but not limited to, (i) pre-tax earnings, (ii) operating earnings,
(iii) after-tax earnings, (iv) return on investment, (v) earned value added,
(vi) earnings per share, (vii) revenues, (viii) cash flow or cash flow on investment, (ix) return on assets or return on net assets, (x) return on capital, (xi) return on equity, (xii) return on sales, (xiii) operating margin,
(xiv) total shareholder return or stock price appreciation or (xv) net income, in each case determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) consistently applied for the Company on a divisional, subsidiary or consolidated basis or any combination thereof (the "Performance Target"). The Committee shall adopt in writing each year, within 90 days of such year, the applicable Performance Target that must be achieved in order to receive Restricted Stock (if applicable) under the 1996 Option Plan. The terms of the Awards are set forth in award agreements ("Award Agreements") between the Company and each Participant. The Committee selects the Participants (excluding directors) to whom Awards are granted and determines the type, size and terms and conditions applicable to each Award, including, but not limited to, the Performance Targets, if applicable. The Committee also has the authority to interpret, construe and implement the provisions of the 1996 Option Plan. The Committee's decisions are binding. Awards to directors are made by the Company Board of Directors or by a committee of directors not otherwise entitled to participate in the 1996 Option Plan or based on a formula developed by the Board of Directors or such committee.

         The 1996 Option Plan shall remain in effect, subject to the right of the Committee to amend or terminate the 1996 Option Plan, until all Awards granted under the 1996 Option Plan are satisfied by the issuance of shares of Common Stock and/or the payment of cash. No Award may be granted under the 1996 Option Plan on or after the tenth anniversary of the effective date of the 1996 Option Plan. Although the Committee may amend, suspend or terminate the 1996 Option Plan, no such amendment, suspension or termination may adversely affect any Award previously made under the 1996 Option Plan without the affected Participant's written consent.

Maximum Number of Shares of Common Stock under the 1996 Option Plan

         Subject to adjustment as provided below and in accordance with adjustments made as a result of a change in corporate capitalization or a corporate transaction, the maximum aggregate number of shares of Common Stock for which Awards may be granted under the 1996 Option Plan is 3,500,000. The Company may use authorized but unissued shares, treasury shares or any combination of the two to issue shares of Common Stock under the 1996 Option Plan.

         The maximum aggregate number of shares of Common Stock that may be granted in the form of Options or Restricted Stock in any one fiscal year to any one Participant is 750,000.

Awards under the 1996 Option Plan

     Stock Options

         The Committee may grant Options to purchase shares of Common Stock under the 1996 Option Plan. The Committee, in its discretion, may determine the exercise price (the "Option Price") of the Options, but the Option Price cannot be less than the average of the high and low reported consolidated trading sales prices on the New

York Stock Exchange on the date of grant. The Options may be either incentive or non-qualified stock options. Each Option represents the right to purchase one share of Common Stock at the specified Option Price.

         The Committee sets the term of each Option, but Options can expire no later than 10 years after the date on which they are granted. Options become exercisable at such times and in such installments as the Committee determines. Unless the Committee determines otherwise, payment of the Option Price must be made in full at the time of exercise in cash or its equivalent. The Committee may permit a Participant to pay in full or in part by tendering to the Company shares of Common Stock having a fair market value equal to the Option Price (or such portion thereof) to the Company or its designee. The Committee may also allow a cashless exercise of such Options.

     Restricted Stock

         An Award of Restricted Stock is an Award of Common Stock that is subject to such restrictions as the Committee deems appropriate, including forfeiture conditions and restrictions against transfer for a period specified by the Committee. Restricted Stock Awards may be granted under the 1996 Option Plan for services, payment of cash and/or upon the attainment of the Performance Target, if applicable. Restrictions on Restricted Stock may lapse in installments based on factors selected by the Committee. Unless otherwise provided by the Committee, a grantee who has received a Restricted Stock Award generally has the rights of the stockholder of the Company during the restricted period, including the right to vote and to receive cash dividends on the shares of Common Stock subject to the Award. Stock dividends issued with respect to a Restricted Stock Award may be treated as additional shares under such Award.

Termination of Employment or Relationship

         Subject to the provisions of the 1996 Option Plan with respect to a Change of Control (as defined in the 1996 Option Plan) of the Company, each Participant's Award Agreement will set forth the effect of the Participant's termination of employment or relationship with the Company, due to death, disability, retirement or otherwise, on the Awards granted under the 1996 Option Plan. Such terms and conditions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards granted under the 1996 Option Plan and may reflect distinctions based on the reasons for termination of employment or relationship with the Company.

Transferability of Awards

         Unless otherwise provided in the Participant's Award Agreement, no Award granted under the 1996 Option Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all rights with respect to Awards granted to a Participant under the 1996 Option Plan shall be available during his or her lifetime only to such Participant, or in the event of the Participant's legal incapacity, to the Participant's legal guardian or representative. Notwithstanding the foregoing, Participants, may in the Committee's sole discretion, transfer a non-qualified stock option to a member of such Participant's immediate family or to a trust for the benefit of such Participant's immediate family pursuant to the provisions of IRS Revenue Ruling 98-21.

Federal Income Tax Consequences

         The following summary describes the principal federal income tax consequences of Awards made under the 1996 Option Plan. Capitalized terms used and not otherwise defined have the meanings ascribed to them in the 1996 Option Plan. The summary is based upon an analysis of the Code, as currently in effect, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Any such change could have retroactive effect and could affect the consequences described in the summary. The summary does not purport to cover all federal income tax consequences that may apply to a Participant and does not contain any discussion of foreign, state or local tax laws. Participants are urged to consult their own tax advisors regarding the tax consequences to them of Awards under the 1996 Option Plan.

         Subject to the approval of the 1996 Option Plan by stockholders, it is anticipated that where the Company is entitled to deduction as described below, such deduction will not be limited by Section 162(m) of the Code with respect to compensation to executive officers in excess of $1 million. If Restricted Stock is granted without the attainment of Performance Targets, the Company's tax deduction of the related compensation expense may be limited by Section 162(m) of the Code.

     Options

         A Participant will not recognize income upon the grant of a Nonqualified Stock Option ("NQSO"). The Participant will recognize ordinary income at the time of exercise of the NQSO in an amount equal to the difference between the fair market value of the shares of Common Stock received upon exercise of the NQSO and the aggregate Option Price for the shares of Common Stock purchased upon such exercise. The Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the Participant is required to recognize ordinary income. The Participant's basis in any shares of Common Stock acquired upon exercise of a NQSO will equal the fair market value of the shares of Common Stock on the exercise date. A Participant who later sells such shares of Common Stock will generally recognize capital gain or loss on the sale of the shares of Common Stock equal to the difference between the amount realized and the Participant's basis in the shares of Common Stock.

         A Participant to whom an Incentive Stock Option ("ISO") is granted will not recognize income at the time of the grant or exercise of the ISO, and the Company will not be entitled to a deduction at either time. However, upon the exercise of the ISO, a Participant will be required to include in alternative minimum taxable income an amount equal to the fair market value of the shares of Common Stock purchased upon such exercise at the time of exercise over the aggregate Option Price the Participant paid in connection with such exercise, for purposes of the federal alternative minimum tax that may apply to individual Participants. If the shares of Common Stock acquired upon exercise of an ISO are not disposed of until more than 1 year after the date of transfer of the shares of Common Stock and more than 2 years after the date of the grant of the ISO (the "Required Holding Period"), any gain recognized on such disposition will be treated as a capital gain. If the shares of Common Stock purchased in the exercise of an ISO are disposed of prior to the expiration of the Required Holding Period (a "Disqualifying Disposition"), then the Participant will be required to recognize ordinary income in an amount equal to the lesser of (i) the fair market value of the shares of Common Stock at the time of such exercise over the aggregate Option Price of the shares of Common Stock purchased and (ii) the amount realized on disposition over the Participant's adjusted basis in the shares of Common Stock. In the event of a Disqualifying Disposition, the Company will be entitled to a deduction in an amount equal to the amount the Participant was required to treat as ordinary income.

     Restricted Stock

         The grant of Restricted Stock will not result in any tax consequences to the Participant or the Company unless the Participant makes an election under
Section 83(b) of the Code (a "Section 83(b) Election"), in which case the grant will result in the tax consequences described below. In the absence of such an election, upon the lapse of the restrictions applicable to the Restricted Stock, the Participant will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the fair market value of the Restricted Stock at the time of such lapse. If the Participant makes a Section 83(b) Election in respect of the receipt of Restricted Stock, (i) the Participant will be required to recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the fair market value of the Restricted Stock at the time of such receipt (determined without regard to any applicable restrictions other than a restriction that by its terms will never lapse), (ii) the Participant will not be required to recognize any income, and the Company will not be entitled to a deduction, upon the lapse of the applicable restrictions and (iii) if the Participant subsequently forfeits the Restricted Stock, the Participant will not be entitled to any deduction or loss in respect of such forfeiture, despite the fact that the Participant was required to recognize ordinary income as a result of the Section 83(b) Election at the time the Participant received the Restricted Stock. A Section 83(b) Election must be made in accordance with the requirements of the Code and the Treasury Regulations promulgated thereunder, including the requirement that the 83(b) Election be made within 30 days of the transfer of the Restricted Stock to the Participant.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND AND RESTATE THE CARIBINER INTERNATIONAL, INC. 1996 STOCK OPTION PLAN.

                                   PROPOSAL 4

                RATIFICATION AND APPROVAL OF INDEPENDENT AUDITORS


         The Board of Directors of the Company has selected Ernst & Young as the Company's independent auditors for the fiscal year ending September 30, 2000. Ernst & Young has audited the Company's financial statements since 1992. Representatives of Ernst & Young are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000.

                                 OTHER BUSINESS

         As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the proxy holder.

                              STOCKHOLDER PROPOSALS

         Any proposal of a stockholder intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company by September 30, 2000, for inclusion in the notice of meeting and proxy statement relating to the 2001 Annual Meeting.

                                    FORM 10-K

         A copy of the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 1999 ("Form 10-K") accompanies this Proxy Statement. Additional copies of the Form 10-K may be obtained by writing to Caribiner International, Inc., 1633 Broadway, 23rd Floor, New York, New York 10019, Attention: Secretary.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon review of the Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(c) promulgated under the Exchange Act, the Company is not aware of any failure of any officer, director or beneficial owner of more than 10% of the Common Stock to timely file with the Securities and Exchange Commission any Form 3, 4 or 5 in respect of the Company during fiscal 1999, except for Richard R. Gros, the Company's former Executive Vice President - Human Resources, who did not file a report on Form 3 and consequently made the disclosures required on such form on a Form 5.


                                              By Order of the Board of Directors


                                              /s/ Harold E. Schwartz

                                              Harold E. Schwartz
                                              Secretary

Dated:  May 24, 2000
New York, New York

                                                                      Appendix A
                          CARIBINER INTERNATIONAL, INC.
                              AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN
                   (As amended and restated as of May 4, 2000)

         Article 1. Establishment, Objectives, and Duration

         1.1. Establishment of the Plan. Caribiner International, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby amends and restates the stock incentive plan known as the Caribiner International, Inc. 1996 Stock Option Plan (the "Plan"). The Plan became effective as of January 1, 1996 and was amended as of May 16, 1999.

         The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options and Restricted Stock.

         1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

         1.3. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Compensation Committee of the Board of Directors of the Company to amend or terminate the Plan at any time pursuant to Article 11 hereof, until all Awards granted hereunder are satisfied by the issuance of Shares and/or the payment of cash. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

         Article 2. Definitions

         Except where the context otherwise indicates, any masculine term used herein shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

         Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

         2.1. "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options and Restricted Stock.

         2.2. "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award.

         2.3. "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         2.4. "Board" or "Board of Directors" means the board of directors of the Company.

         2.5. "Change of Control" means (i) any Person (other than Warburg, Pincus Investors, L.P. or any affiliate thereof) who acquires, in a single transaction or series of related transactions fifty percent (50%) or more of the Shares of the Company or (ii) the sale of all or substantially all of the assets of the Company (other than a wholly-owned Subsidiary of the Company).

         2.6. "Code" means the Internal Revenue Code of 1986, as amended from time to time and any rules or regulations promulgated thereunder.

         2.7. "Committee" means the Compensation Committee of the Board or such other Committee appointed by the Board pursuant to Section 3.1 to administer the Plan with respect to grants of Awards.

         2.8. "Company" means Caribiner International, Inc., a Delaware corporation, and any successor thereto, or any Subsidiary, division or affiliate thereof.

         2.9. "Consultant" means any individual who performs consulting services for the Company or any Subsidiary.

         2.10. "Covered Employee" means any Participant who is designated by the Committee prior to the date that the Committee establishes the Performance Targets for a Plan Year, to be a "covered employee" within the meaning of Code
Section 162(m).

         2.11. "Director" means any individual who is a member of the Board of Directors.

         2.12. "Disability" means a long-term or total disability, as determined by the Committee, in its sole discretion.

         2.13. "Effective Date" means January 1, 1996.

         2.14. "Employee" means any individual who is an employee of the Company or any Subsidiary.

         2.15. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and any rules or regulations promulgated thereunder.

         2.16. "Fair Market Value" means (i) if the Shares are listed on a national securities exchange or quoted through the Nasdaq Stock Market/Nasdaq National Market, the Fair Market Value on any day shall be the average of the high and low reported consolidated trading sales prices, or if no such sale is made on such day, the average of the closing bid and asked prices reported on the consolidated trading listing for such day; (ii) if the Shares are quoted through the Nasdaq inter-dealer quotation system, the Fair Market Value on any day shall be the average of the representative bid and asked prices at the close of business for such day; or
(iii) if the Shares are at the time neither listed on any stock exchange nor quoted though Nasdaq, then the Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

         2.17. "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

         2.18. "Insider" shall mean an individual who is, on the relevant date, an officer, Director or Beneficial Owner of ten percent (10%) or more of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act and the General Rules and Regulations promulgated thereunder.

         2.19. "Nonemployee Director" means a Director who is not an Employee of the Company or any Subsidiary.

         2.20. "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein which is not intended to be treated as an "incentive stock option" under Code Section 422.

         2.21. "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

         2.22. "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

         2.23. "Participant" means an Employee, Consultant or Director designated by the Committee to participate in the Plan.

         2.24. "Performance Target" means a Company goal which shall be equal to a desired level or levels for any Plan Year or Plan Years of any or a combination of the following criteria on an absolute or relative basis and, where applicable, measured before or after interest, depreciation, amortization, service fees, extraordinary items and/or special items: (i) pre-tax earnings,
(ii) operating earnings, (iii) after-tax earnings, (iv) return on investment,
(v) earned value added, (vi) earnings per share, (vii) revenues, (viii) cash flow or cash flow on investment, (ix) return on assets or return on net assets,
(x) return on capital, (xi) return on equity, (xii) return on sales, (xiii) operating margin, (xiv) total shareholder return or stock price appreciation or
(xv) net income, in each case determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) consistently applied for the Company on a divisional, subsidiary or consolidated basis or any combination thereof.

         2.25. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of a Performance Target, if applicable, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

         2.26. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as described in Section 13(d) thereof.

         2.27. "Plan" means the Caribiner International, Inc. 1996 Stock Option Plan.

         2.28. "Plan Year" means the fiscal year of the Company.

         2.29. "Restricted Stock" means an Award of Shares granted to a Participant pursuant to Article 7 herein.

         2.30. "Retirement" means a termination of employment or relationship with the Company or a Subsidiary either (i) on a voluntary basis by a Participant who is at least 65 years of age or (ii) otherwise with the written consent of the Committee in its sole discretion. The decision of the Committee shall be final and conclusive.

         2.31. "Shares" means the shares of common stock of the Company par value $.01 per Share.

         2.32. "Subsidiary" means any corporation, partnership, joint venture, or other entity which is consolidated with the Company for financial reporting purposes, provided that for ISOs, "Subsidiary" has the meaning set forth in Code
Section 422.

         Article 3. Administration

         3.1. The Administrator. The Plan shall be administered by the Committee.

         3.2. Authority of the Administrator. Except as limited by law or by the certificate of incorporation or bylaws of the Company (each as may be amended or restated from time to time), and subject to the provisions of the Plan, the Committee shall have full power and authority, in its sole discretion, to (a) select Participants from among all eligible Employees, Consultants and Directors and determine the nature, amount, terms and conditions of Awards in a manner consistent with the Plan; (b) make Awards to Participants; (c) construe and interpret the Plan and any agreement or instrument entered into under the Plan;
(d) adopt, amend, waive or rescind such rules and regulations as the Committee may deem appropriate for the proper administration or operation of the Plan; (e) subject to the provisions of Article 11, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan; and (f) make all other determinations and take all other actions as may be necessary, appropriate or advisable for the administration or operation of the Plan. As permitted by law and to the extent permitted by Code Section 162(m), the Committee may delegate to any individual or committee (including a

Committee of Nonemployee Directors, to the extent that the Committee shall not be so constituted) its authority, or any part thereof, as it deems necessary, appropriate or advisable for proper administration or operation of the Plan.

         3.3. Determination of Performance Target. The Committee shall adopt in writing each year, within 90 days of such year, the applicable Performance Target that must be achieved in order to receive Restricted Stock (if applicable) under the Plan.

         3.4. Decisions Binding. All determinations, interpretations, decisions or other actions made or taken by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding for all purposes and upon all persons, including without limitation the Company, its stockholders, Directors, Employees, Consultants, Participants, and Participants' estates and beneficiaries.

         Article 4. Shares Subject to the Plan and Maximum Awards

         4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.3 herein, the maximum number of Shares with respect to which Awards may be granted to Participants under the Plan shall be 3,500,000 of the Company's total outstanding shares of all classes of common stock of the Company. Shares issued under the Plan may be either authorized but unissued Shares, treasury Shares or any combination thereof.

         4.2. Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason without the issuance of Shares or payment in respect thereof, any Shares subject to such Award again shall be available for the grant of an Award under the Plan to the fullest extent permitted under Rule 16b-3 of the Exchange Act and Sections 422 and 162(m) of the Code.

         4.3. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, stock dividend or combination of shares or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, an adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Awards limits set forth in subsections 4.4 (a) and (b) as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights, provided, however, that the number of Shares subject to any Award shall always be a whole number.

         4.4. Maximum Awards. The following rules shall apply to grants of such Awards under the Plan:

         (a) Options: The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Plan Year to any one single Participant shall be 750,000.

         (b) Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one Plan Year to any one Participant shall be 750,000.

         Article 5. Eligibility and Participation

         5.1. Eligibility. Persons eligible to participate in this Plan include Employees, Consultants and Directors of the Company and its Subsidiaries, including Employees who are members of the Board.

         5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Consultants and Directors, those to whom Awards shall be granted and shall determine the nature, amount and terms and conditions of each Award.

         Article 6. Stock Options

         6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, provided however, in the case of ISOs, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and any Subsidiary) shall not exceed $100,000.

         6.2. Award Agreement. Each Option granted shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

         6.3. Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted except that in the case of an ISO granted to a Participant owning (actually or constructively under Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Subsidiary, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

         6.4. Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th ) anniversary date of its grant and no ISO granted to a five percent (5%) shareholder of the Company shall be exercisable later than the fifth (5th) anniversary of the date of grant.

         6.5. Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Award or for each Participant.

         6.6. Payment. Options granted under this Article 6 shall be exercised by the delivery of notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

         The Option Price upon exercise of any Option shall be payable to the Company or its designee in full either (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).

         The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

         Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s); provided, however, that if the Committee permits cashless exercise of Options, a Participant may elect to receive the cash proceeds from the cashless exercise in lieu of Shares.

         6.7. Restrictions on Share Transferability. The Committee may impose such restrictions on the transfer of any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         6.8. Termination of Employment or Relationship with the Company. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or relationship with the Company or any Subsidiary. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment or relationship with the Company.

         6.9. Nontransferability of Options.

         (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or in the event of the Participant's legal incapacity, the Participant's legal guardian or representative.

         (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, Participants, may in the Committee's sole discretion, transfer a NQSO to a member of such Participant's immediate family or to a trust for the benefit of such Participant's immediate family pursuant to the provisions of Revenue Ruling 98-21. Further, except as otherwise provided in a Participant's Award Agreement or with respect to the immediate family member or trust established for the immediate family of an executive officer of the Company, as determined by the Committee, in its sole discretion, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or in the event of the Participant's legal incapacity, the Participant's legal guardian or representative.

         Article 7. Restricted Stock

         7.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine and upon the attainment of the Performance Target, if applicable. As soon as practicable after the close of each Plan Year, the Committee shall determine with respect to each Participant whether and the extent to which any applicable Performance Targets were attained or exceeded.

         7.2. Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement that shall specify the restrictions, including restrictions creating a substantial risk of forfeiture, the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and as such other provisions as the Committee shall determine. Restrictions on Restricted Stock shall lapse at such time(s) and in such manner and subject to such conditions as the Committee shall in each instance determine, which need not be the same for each Award or for each Participant.

         7.3. Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, or in the event of the Participant's legal incapacity, to the Participant's legal guardian or representative.

         7.4. Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, time-based restrictions on vesting following the attainment of the Performance Target, if applicable, and/or restrictions under applicable Federal or state securities laws.

         The Company or its designee shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

         Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

         7.5. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

         7.6. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. In the event that any dividend constitutes a "derivative security" within the meaning of Rule 16a-1 of the General Rules and Regulations promulgated under the Exchange Act or an "equity security" within the meaning of Section 3(a)(11) of the Exchange Act, such dividend shall be subject to a period of restriction equal to the remaining Period of Restriction applicable to the Restricted Stock with respect to which the dividend has been paid.

         7.7. Termination of Employment or Relationship with the Company. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment or relationship with the Company or any Subsidiary. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment or relationship with the Company.

         Article 8. Beneficiary Designation

         A Participant under the Plan may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant's lifetime. In the absence of a valid designation, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from taking, the Participant's beneficiary shall be the Participant's estate.

         Article 9. Deferrals

         The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or the lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

         Article 10. Change of Control

         In the event of a Change of Control, (i) any and all Options granted hereunder shall become immediately exercisable as of the effective date of the Change of Control and shall remain exercisable throughout their term, (ii) any Period of Restriction and restrictions imposed on Restricted Stock shall lapse as of the effective date of the Change of Control and (iii) the Performance Target with respect to outstanding Restricted Stock, if any, shall be deemed to have been attained as of the effective date of the Change of Control. Notwithstanding the foregoing, in the case that the Company is merged or consolidated with another corporation, or the assets or stock of the Company is acquired by another corporation, or a separation, reorganization or liquidation of the Corporation occurs, the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall make appropriate provisions for the protection of any Award hereunder by substitution on an equitable basis of appropriate stock of the Company, or appropriate stock of the merged, consolidated, or otherwise reorganized corporation, provided only that the excess of the aggregate Fair Market Value of the Shares subject to the Award immediately after such substitution over the price to be paid for such Award as set forth in any applicable award agreement is not less than the excess of the aggregate Fair Market Value of the Shares subject to the Award immediately before such substitution over the price to be paid for such Award.

         Article 11. Amendment, Adjustment, and Termination.

         11.1. Amendment and Termination. Subject to Section 11.2, the Committee may at any time, and from time to time, in its sole discretion alter, amend, suspend or terminate the Plan in whole or in part for any reason or for no reason; provided, however, that no amendment or other action that requires stockholder approval in order for the Plan to continue to comply with applicable law shall be effective unless such amendment or other action shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon.

         11.2. Awards Previously Granted. No alteration, amendment, suspension or termination of the Plan shall adversely affect in any material way any Award previously made under the Plan without the written consent of the affected Participant; provided, however, that the Committee may modify, without a Participant's consent, any Award previously made to a Participant who is a foreign national or employed outside the United States to recognize differences in local law, tax policy or custom.

         11.3. Compliance with Code Section 162(m). At all times when Code
Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award of Restricted Stock, compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 11, make any adjustments it deems appropriate.

         Article 12 Withholding.

         12.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

         12.2. Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax (using the Federal Supplemental wage rate, and state or local equivalent as well as any FICA or Medicare taxes) which could be imposed on the transaction. All such elections shall be irrevocable, made in such form as the Committee shall designate, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

         Article 13. Successors.

         All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         Article 14. Legal Construction.

         14.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         14.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         14.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         14.4. Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         14.5. Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of New York.

         14.6. Special Compensation. Except as otherwise required by law or as specifically provided in any plan or program maintained by the Company, no payment under the Plan shall be included or taken into account in determining any benefit under any pension, thrift, profit sharing, group insurance, or other benefit plan maintained by the Company.

         14.7. Incompetent Payee. If the Committee shall find that any individual to whom any amount is payable under the Plan is found by a court of competent jurisdiction to be unable to care for his affairs because of illness or accident, or is a minor, or has died, then the payment due him or his estate (unless a prior claim thereof has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such individual, or any other individual deemed by the Committee to be a proper recipient on behalf of such individual otherwise entitled to payment. Any such payment shall constitute a complete discharge of all liability of the Plan thereof.

         14.8. No Rights to Continuance of Employment or Relationship. Neither the Plan nor any Award Agreement shall be construed as giving any Participant the right to be retained by the Company or a Subsidiary, nor shall they interfere in any way with the right of the Company or a Subsidiary to terminate the Participant's employment or relationship at any time with or without cause.

CARIBINER INTERNATIONAL,INC.                                    Revocable Proxy
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CARIBINER INTERNATIONAL, INC.,FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2000, AND ANY ADJOURNMENT THEREOF.

         The undersigned hereby acknowledges prior receipt of the Notice of the Annual Meeting of Stockholders (the "Meeting") and the Proxy Statement describing the matters set forth below, and indicating the date, time and place of the Meeting, and hereby appoints the Board of Directors of Caribiner International, Inc. (the "Company"), or any of them acting alone, as proxy, each with full power of substitution to represent the undersigned at the Meeting, and at any adjournment or adjournments thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present on the matters referred to the reverse side in the manner specified.

         This Proxy, if executed, will be voted as directed, but, if no instructions are specified, this Proxy will be voted FOR the proposals listed. Please sign and date this Proxy on the reverse side and return it in the enclosed envelope. This Proxy must be received by the Company no later than June 28, 2000.

         This Proxy is revocable and the undersigned may revoke it at any time prior to the Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and wish to vote in person at the Meeting, or any adjournment thereof, the undersigned may revoke this Proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Meeting.

                  (Continued and to be signed on reverse side)

                            ^ FOLD AND DETACH HERE ^


--------------------------------------------------------------------------------
                         Annual Meeting Of Stockholders
                          Caribiner International, Inc.

                            Wednesday, June 28, 2000
                              10:00 a.m. local time
                            The Radisson Empire Hotel
                               44 West 63rd Street
                               New York, New York
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                            Please mark
                                                            your votes as
                                                            indicated in     /X/
                                                            this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 TO 4.

(1)      Election of Directors of all nominees listed


                                                       Errol M. Cook;
              FOR                 WITHHOLD             Digby J. Davies;
          all nominees           AUTHORITY             Robert K. Ellis;
       listed to the right      to vote for            Bryan D. Langton;
      (Except As Marked         all nominees           David E. Libowitz;
       To The Contrary)      listed to the right       C. Anthony Wainwright

              / /                  / /

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line provided below.


             -------------------------------------------------------------------


(2) Approval of amendment to Company's Restated Certificate of Incorporation, as amended, to change name of the Company to Audio Visual Services Corporation.

                    FOR        AGAINST     ABSTAIN

                    / /          / /         / /

(3) Approval of amendments to and restatement of the Company's 1996 Stock Option Plan, as amended.

                    FOR        AGAINST     ABSTAIN

                    / /          / /         / /

(4) Ratification and approval of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2000.

                    FOR        AGAINST     ABSTAIN

                    / /          / /         / /

(5) To vote, in its discretion, upon any other matters that may properly come before the Annual Meeting or any adjournment thereof. See "Other Business" in the Caribiner International, Inc. Proxy Statement.

Signature(s)                                         Date                 , 2000
            ----------------------------------------     -----------------

Please sign your name exactly as it appears hereon. Joint accounts need only one signature, but all accountholders should sign if possible. When signing as an administrator, agent, corporation officer, executor, trustee, guardian or similar position or under a power of attorney, please add your full title to your signature. PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

--------------------------------------------------------------------------------

                         Annual Meeting Of Stockholders
                          Caribiner International, Inc.

                            Wednesday, June 28, 2000
                              10:00 a.m. local time
                            The Radisson Empire Hotel
                               44 West 63rd Street
                               New York, New York

--------------------------------------------------------------------------------